Exhibit 23.1

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA






                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated February 24, 2004, except for notes 20 and 21 which are as of April 20, 2004 on the revised consolidated financial statements of Perfisans Holdings, Inc. (the "Company") for its fiscal years ended December 31, 2003 and 2002, included in the amended Form SB2 being filed by Perfisans Holdings, Inc.




                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"

                                                           Chartered Accountants

Toronto, Ontario
April 28, 2004




1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663